VBI Vaccines Strengthens Board of Directors with Appointment of Ran Nussbaum

●	Ran Nussbaum, managing partner and co-founder of The Pontifax Group, joins VBI Board of Directors
●	Pontifax’s participation in the recent financing was alongside investments from several new fundamental life sciences institutional funds and insiders, notably Perceptive Advisors
●	This financing provides VBI with sufficient runway through headline data from the pivotal Phase III clinical program of the company’s Hepatitis B vaccine, Sci-B-Vac®

CAMBRIDGE, Mass. (November 2, 2017) – VBI Vaccines Inc. (Nasdaq: VBIV) (TSX: VBV) (VBI), a commercial-stage biopharmaceutical company developing next-generation infectious disease and immuno-oncology vaccines, today announced the appointment, effective October 30, 2017, of Ran Nussbaum, co-founder and managing partner of The Pontifax Group, to the company’s Board of Directors. Mr. Nussbaum’s appointment follows The Pontifax Group’s investment in VBI in its recently closed financing, which now provides the company with sufficient runway through headline data from the Sci-B-Vac® pivotal Phase III program for the prevention of Hepatitis B.

“We are honored to have Ran join our Board of Directors,” said Jeff Baxter, VBI’s president and CEO. “Pontifax’s participation in this financing and Ran’s appointment to our Board further progresses our relationship with Israeli strategic investors, represented by Pontifax. Ran will bring a proven track record of broad life sciences business experience, most recently as a founding Board member of Kite Pharma. Alongside the existing expertise on the Board, Ran’s appointment will strengthen VBI’s dynamic and well-rounded Board of Directors.”

“With the upcoming initiation of the Phase III program for Sci-B-Vac®, and continued clinical development of VBI’s pipeline programs, I’m excited to be joining the Board of VBI at such a pivotal time,” said Ran Nussbaum. “I look forward to working with Jeff and the rest of the VBI team and Board.”

The Pontifax Group is a life sciences venture capital firm with an extensive global portfolio focused on unmet needs within the healthcare industry. Prior to joining Pontifax, Mr. Nussbaum was a partner at Israel’s largest business intelligence and strategic consulting firm. Mr. Nussbaum serves, or has served, as a board member on many of Pontifax’s portfolio companies, including Kite Pharma, Keros (as chairman), UroGen Ltd, cCam Biotherapeutics (bought by Merck), Eloxx Pharmaceuticals, and NovellusDX.

About VBI Vaccines Inc.

VBI Vaccines Inc. (“VBI”) is a commercial-stage biopharmaceutical company developing a next generation of vaccines to address unmet needs in infectious disease and immuno-oncology. VBI’s first marketed product is Sci-B-Vac™, a hepatitis B (HBV) vaccine that mimics all three viral surface antigens of the hepatitis B virus; Sci-B-Vac is approved for use in Israel and 14 other countries. VBI’s eVLP Platform technology allows for the development of enveloped virus-like particle (eVLP) vaccines that closely mimic the target virus to elicit a potent immune response. VBI is advancing a pipeline of eVLP vaccines, with lead programs in cytomegalovirus (CMV) and glioblastoma multiforme (GBM). VBI is also advancing its LPV™ Thermostability Platform, a proprietary formulation and process that enables vaccines and biologics to preserve stability, potency, and safety. VBI is headquartered in Cambridge, MA with research operations in Ottawa, Canada and research and manufacturing facilities in Rehovot, Israel.

●	Website Home: http://www.vbivaccines.com/
●	News and Insights: http://www.vbivaccines.com/wire/
●	Investors: http://www.vbivaccines.com/investors/

Cautionary Statement on Forward-looking Information

Certain statements in this press release that are forward-looking and not statements of historical fact are forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and are forward-looking information within the meaning of Canadian securities laws (collectively “forward-looking statements”). The company cautions that such statements involve risks and uncertainties that may materially affect the company’s results of operations. Such forward-looking statements are based on the beliefs of management as well as assumptions made by and information currently available to management. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors, including but not limited to the ability to establish that potential products are efficacious or safe in preclinical or clinical trials; the ability to establish or maintain collaborations on the development of therapeutic candidates; the ability to obtain appropriate or necessary governmental approvals to market potential products; the ability to obtain future funding for developmental products and working capital and to obtain such funding on commercially reasonable terms; the company’s ability to manufacture product candidates on a commercial scale or in collaborations with third parties; changes in the size and nature of competitors; the ability to retain key executives and scientists; and the ability to secure and enforce legal rights related to the company’s products, including patent protection. A discussion of these and other factors, including risks and uncertainties with respect to the company, is set forth in the Company’s filings with the Securities and Exchange Commission and the Canadian securities authorities, including its Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 20, 2017, and filed with the Canadian security authorities at sedar.com on March 24, 2017, as may be supplemented or amended by the Company’s Quarterly Reports on Form 10-Q. The company disclaims any intention or obligation to revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

VBI Contact

Nicole Anderson, Communications Executive

Phone: (617) 830-3031 x124

Email: info@vbivaccines.com

VBI Investor Contact

Nell Beattie, Chief Business Officer

Phone: (617) 830-3031 x128

Email: IR@vbivaccines.com

VBI Media Contact

Matt Middleman, M.D.

LifeSci Public Relations

Phone: (646) 627-8384

Email: matt@lifescipublicrelations.com